Exhibit 10.38

AMENDMENT NO. 6 TO THE CREDIT AGREEMENT
THIS AMENDMENT NO. 6 TO THE CREDIT AGREEMENT, dated as of November 14, 2018 (this “Amendment”), is entered into by and among SUNRUN INC., a Delaware corporation (“Sunrun”), AEE SOLAR, INC., a California corporation (“AEE Solar”), SUNRUN SOUTH LLC, a Delaware limited liability company (“Sunrun South”), and SUNRUN INSTALLATION SERVICES INC., a Delaware corporation (“Sunrun Installation Services” and, together with Sunrun, AEE Solar and Sunrun South, each, a “Borrower” and, collectively, the “Borrowers”), CLEAN ENERGY EXPERTS, LLC, a California limited liability company (“CEE” and, together with the Borrowers, each, a “Loan Party” and, collectively, the “Loan Parties”), and each of the Persons identified as a “Lender” on the signature pages hereto (each, a “Lender”) and acknowledged by CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Administrative Agent (the “Administrative Agent”).
RECITALS
WHEREAS, the Borrowers entered into the Credit Agreement, dated as of April 1, 2015 (as amended from time to time, the “Credit Agreement”), by and among the Borrowers, CEE, as a Guarantor, the Administrative Agent, the Lenders party thereto, Silicon Valley Bank, as the Collateral Agent, and Credit Suisse Securities (USA) LLC, as the Lead Arranger and Book Runner;
WHEREAS, pursuant to Section 11.01 of the Credit Agreement, no amendment to the Credit Agreement is effective unless executed by the Borrowers or the applicable Loan Party, as the case may be, and at least two (2) Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders and acknowledged by the Administrative Agent;
WHEREAS, this Amendment is not otherwise prohibited by Section 11.01 of the Credit Agreement;
WHEREAS, the Lenders party to this Amendment have Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders under the Credit Agreement;
WHEREAS, the Borrowers and the Lenders party hereto desire to amend the Credit Agreement on the terms set forth herein; and
WHEREAS, the Administrative Agent, by execution of this Amendment is providing its acknowledgement required under Section 11.01 of the Credit Agreement;
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

CPAM: 33259190.6

ARTICLE 1
DEFINITIONS
1.01    Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
1.02    Rules of Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply to this Amendment. Solely for purposes of convenience, an amendment to an existing provision of the Credit Agreement is shown in this Amendment with the text that is deleted from the provision (indicated textually in the same manner as the following example: ~~deleted text~~) and the text that is added to the provision (indicated textually in the same manner as the following example: double-underlined text).
ARTICLE 2
AMENDMENTS
2.01    Amendments to Definitions.
(a)     The definition of “Backlever Financing” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:
“Backlever Financing” means Indebtedness for borrowed money incurred by an Excluded Subsidiary where (i) such Indebtedness is made pursuant to an accounts receivable financing, a factoring facility or other similar financing; (ii) such Indebtedness is incurred only with respect to Projects that have been Tranched or have been contributed or sold to such Excluded Subsidiary; (iii) any of the Loan Parties does not guaranty the payment of debt service for such Indebtedness; and (iv) the Person providing the financing for such Indebtedness maintains no interest in, right or title to any Available Take-Out (other than a Backlever Financing).
(b)     The definitions of “Beneficial Ownership Certification” and “Beneficial Ownership Regulation” are hereby inserted into Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
(c)     The definition of “Disposition” or “Dispose” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, an Investment permitted under Section 7.03 shall not constitute a Disposition.
(d)     The definition of “Excluded Subsidairies” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:
“Excluded Subsidiaries” means (i) those direct or indirect subsidiaries of Sunrun (a) in which Sunrun owns Equity Interests of less than fifty-one percent (51%), (b) that own, lease or finance (or any Subsidiary that is formed for such purpose) no assets other than specific Projects and related assets that are financed as a pool in a manner that is non-recourse to any of the Loan Parties (other than ~~with respect to Guarantees of certain limited obligations of the Excluded Subsidiaries to which such Excluded Subsidiaries are party and which are not in respect of Indebtedness for borrowed money),~~pursuant to a guarantee permitted pursuant to Section 7.02(i)) or (c) whose sole assets consist (x) of Equity Interests in Excluded Subsidiaries of the type described in the foregoing clause (b) or (y) direct or indirect interests in any other Excluded Subsidiaries of the type described in subclause (x) of this clause (c), or (d) created for or encumbered by SREC Transactions, and in the case of those subsidiaries described in clause (b), ~~where either (A) committed~~ financing or equity contribution proceeds are included in the calculation of Available Take-Out ~~or (B)~~only to the extent of any remaining Tax Equity Commitments ~~have been fully deployed and which Tax Equity~~or Backlever Financing Commitments ~~are no longer included in the calculation of Available Take-Out~~, or (ii) any existing or future acquired or formed Immaterial Subsidiary.
(e)     The definition of “Project Back-Log” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:
“Project Back-Log” means, as of a given date of determination, all originated Projects (excluding cash sale Projects) that have achieved Sunrun Sign-off as of such date of determination, as set forth in the Back-Log Spreadsheet; provided that Projects shall be removed from the Project Back-Log once Tax Equity Commitments have been drawn for that Project and the Project is sold to a Tax Equity Partnership or has otherwise been sold or contributed to an Excluded Subsidiary.
2.02    Amendment to Section 6.02(l). Section 6.02(l) of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:
(l)    Additional Information. Subject to Section 6.10(b), promptly, (i) such additional information regarding the business, financial, legal or corporate affairs of any Borrower or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent, the Collateral Agent or any Lender may from time to time reasonably request; or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

2.03    Amendment to Section 6.03. Section 6.03 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:
(a)    Promptly, but in any event within three (3) Business Days of obtaining knowledge thereof, notify the Administrative Agent and each Lender of the occurrence of any Default; ~~and~~
(b)    Promptly, but in any event within four (4) Business Days of obtaining knowledge thereof, notify the Administrative Agent and each Lender of:
(i)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; and
(ii)    any time that a Loan Party or any Subsidiary has given to, or received from, a counterparty to a Tax Equity Commitment or Backlever Financing formal written notice under the documents governing the applicable Tax Equity Commitments or Backlever Financing stating that a default or event of default has occurred and is continuing thereunder, or has knowledge of the occurrence and continuation of such default or event of default but has not given such formal written notice; provided that such counterparty would have the right to cease funding, and has not waived such right to cease funding, if such default or event of default remains uncured~~.~~; and
(c)    Promptly, but in any event within two (2) Business Days of the occurrence thereof, notify the Administrative Agent and each Lender of any change in the information provided in the Beneficial Ownership Certificate that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the applicable Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action such Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
2.04    Amendment to Section 7.01(i). Section 7.01(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:
(i)    Liens securing Indebtedness permitted under (x) Section 7.02(c)~~;~~(i), provided that (i) such Liens do not at any time encumber any property, assets or revenues other than the property, assets or revenues financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value at the time of the acquisition, whichever is lower, of the property being acquired on the date of acquisition and (y) under Section 7.02(c)(ii), provided that such Liens do not at any time encumber any property other than property, assets or revenues that are the subject of the applicable repo transaction;
2.05    Amendment to Section 7.02(c). Section 7.02(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

(c)    Indebtedness (i) in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i) or (ii) in respect of any repo transaction with respect to Indebtedness of an Excluded Subsidiary; provided, however, that the aggregate principal amount of all Indebtedness of the Loan Parties incurred in reliance on this clause (c) and clause (p) below at any time outstanding shall not exceed $40,000,000;
2.06    Amendment to Section 7.02(i). Section 7.02(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:
(i)    any Borrower’s limited guarantees, indemnification obligations and obligations to make capital contributions to or repurchase assets of the Excluded Subsidiaries (including Equity Interests of Excluded Subsidiaries) as required under the documents evidencing the Tax Equity Commitments, Backlever Financing, SREC Transactions, or System Refinancing, as the case may be, so long as (i) such limited guarantees, indemnification and capital contribution obligations are not made in respect of obligations to repay debt for borrowed money and, (ii) if any Borrower is required to make a payment or contribution in connection with such obligations, after giving effect to such payment or contribution on a Pro Forma Basis, (x) the Loan Parties shall be in compliance with each of the financial covenants set forth in Section 7.11 and (y) no Borrowing Base Deficiency shall exist~~.~~;
2.07    Amendment to Section 7.03(i). Section 7.03(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:
(i)    Investments (x) in Excluded Subsidiaries or in Tax Equity Investors that would meet the requirements of clause (b) of the “Excluded Subsidiaries” definition if such Tax Equity Investors were deemed Excluded Subsidiaries (including any subsidiaries of such Tax Equity Investors created in connection with any tax equity transaction), in each case, in accordance with the applicable ~~Tax Equity Documents~~tax equity transaction, Backlever Financing or System Refinancing, as the case may be, in the ordinary course of business, (y) in Excluded Subsidiaries of PV Systems which are in operation as collateral to secure accounts receivable financing in which the net proceeds (after deduction of reasonable fees and expenses) are distributed to any Borrower or (z) in Excluded Subsidiaries as permitted pursuant to ~~any repurchase of assets permitted by~~ Section 7.02(i);
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to each of the Lenders and the Administrative Agent, on the date hereof, that the following statements are true and correct:
3.01    Existence. Such Loan Party is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization.
3.02    Power and Authority. Such Loan Party has the requisite power and authority to execute and deliver this Amendment.

3.03    Due Authorization. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate or limited liability company action on the part of such Loan Party. The applicable resolutions of such Loan Party authorize the execution, delivery and performance of this Amendment by such Loan Party and are in full force and effect without modification or amendment.
3.04    Binding Obligation. This Amendment has been duly executed and delivered by such Loan Party, and this Amendment and the Credit Agreement, as amended by this Amendment, constitute the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with the terms of this Amendment and the Credit Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
3.05    No Default or Event of Default. As of the date hereof, no event has occurred and is continuing or would result from the consummation of the amendments contemplated by this Amendment that would constitute a Default or an Event of Default.
3.06    Representations and Warranties. The representations and warranties of the Borrowers and each other Loan Party contained in the Credit Agreement or any other Loan Document, are (i) with respect to representations and warranties that contain a materiality qualification, true and correct in all respects, and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case, on and as of the date hereof (or if such representations and warranties expressly relate to an earlier date, as of such earlier date), and the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement are deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.
3.07    No Borrowing Base Deficiency or NYGB Borrowing Base Deficiency. No Borrowing Base Deficiency or NYGB Borrowing Base Deficiency exists as of the date hereof.
3.08    Material Adverse Effect. No Material Adverse Effect has occurred or is continuing since the date of the last audited financial statements furnished pursuant to Section 6.01(a) of the Credit Agreement.
3.09    Beneficial Ownership. The information included in the Beneficial Ownership Certificate is true and correct in all respects.
ARTICLE 4
CONDITIONS PRECEDENT
4.01    Conditions Precedent to Effectiveness. The amendments contained in Article 2 of this Amendment shall not be effective until the date (such date, the “Amendment Effective Date”) that the following conditions precedent have been satisfied or waived by the Required Lenders:
(a)     The Administrative Agent shall have received copies of this Amendment executed by the Borrower and the applicable Lenders, and acknowledged by the Administrative Agent.

(b)     The Borrowers shall have paid all fees, costs and expenses of the Administrative Agent and the Lenders incurred in connection with the execution and delivery of this Amendment (including fees and out-of-pocket expenses of the counsel and other advisors or consultants retained by the Administrative Agent).
(c)     The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party dated the Amendment Effective Date, in form and substance acceptable to the Administrative Agent, attaching and certifying as true, correct and complete: (i) the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), (ii) the resolutions or other authorizations of the governing body of each Loan Party certified as being in full force and effect on the Amendment Effective Date, authorizing the execution, delivery and performance of this Amendment and any instruments or agreements required hereunder, (iii) a certificate of good standing, existence or its equivalent of each Loan Party certified as of a recent date by the appropriate Governmental Authority and (iv) the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party.
(d)     The Administrative Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated the Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.
(e)     The Administrative Agent shall have received at least three Business Days prior to the Amendment Effective Date from any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation a Beneficial Ownership Certification in relation to such Borrower.
ARTICLE 5
GENERAL PROVISIONS
5.01    Notices. All notices and other communications given or made pursuant hereto shall be made as provided in the Credit Agreement.
5.02    Severability. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.
5.03    Headings. Section headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.
5.04    Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York.

5.05    Counterparts. This Amendment may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by all of the parties listed below.
5.06    Ratification. Except as amended hereby, the Credit Agreement and the other Loan Documents remain in full force and effect.
5.07    Amended Terms. On and after the date hereof, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lenders, the Administrative Agent, the Collateral Agent or the Arranger under, the Credit Agreement or any other Loan Document. Nothing contained in this Amendment shall be construed as a substitution or novation of the obligations of the Loan Parties outstanding under the Credit Agreement or instruments securing the same, which obligations shall remain in full force and effect, except to the extent that the terms thereof are modified by this Amendment. Nothing expressed or implied in this Amendment shall be construed as a release or other discharge of the Loan Parties from any of their obligations or liabilities under the Credit Agreement or any other Loan Document.
5.08    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
5.09    Costs and Expenses; Indemnification; Reimbursement. The parties hereto agree that this Amendment is subject to the costs and expenses, indemnification, reimbursement and related provisions set forth in Section 11.04 of the Credit Agreement.
5.10    Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial. The submission to jurisdiction, waiver of venue, service of process and waiver of jury trial provisions set forth in Sections 11.14(b), (c) and (d) and 11.15 of the Credit Agreement, respectively, are hereby incorporated by reference, mutatis mutandis.
5.11    Reaffirmation of Guarantees and Security Interests. Each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement, the Security Agreement and the other Loan Documents to which it is a party, and (b) agrees that all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the Lenders.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

BORROWERS:	SUNRUN INC., a Delaware corporation
By: /s/ Robert Komin, Jr.
Name: Robert Komin, Jr.
Title: Chief Financial Officer

AEE SOLAR, INC., a California corporation
By: /s/ Robert Komin, Jr.
Name: Robert Komin, Jr.
Title: Chief Financial Officer

SUNRUN SOUTH LLC, a Delaware limited liability company
By: /s/ Robert Komin, Jr.
Name: Robert Komin, Jr.
Title: Chief Financial Officer

SUNRUN INSTALLATION SERVICES INC., a Delaware corporation
By: /s/ Jeanna Steele
Name: Jeanna Steele
Title: Secretary

GUARANTOR:	CLEAN ENERGY EXPERTS, LLC, a California limited liability company
By: /s/ Lynn Jurich
Name: Lynn Jurich
Title: President

[Signature Page to Amendment No. 6 – Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent and Lender
By: /s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory
By: /s/ Michael Del Genio
Name: Michael Del Genio
Title: Authorized Signatory

[Signature Page to Amendment No. 6 – Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Lender
By: /s/ Christopher Winthrop
Name: Christopher Winthrop
Title: Authorized Signatory

[Signature Page to Amendment No. 6 – Credit Agreement]

ROYAL BANK OF CANADA, as Lender
By: /s/ Frank Lambrinos
Name: Frank Lambrinos
Title: Authorized Signatory

[Signature Page to Amendment No. 6 – Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as Lender
By: /s/ Richard Gerling
Name: Richard Gerling
Title: Senior Vice President

[Signature Page to Amendment No. 6 – Credit Agreement]

NY GREEN BANK, a division of the New York State Energy Research & Development Authority, as Lender
By: /s/ Alfred Griffin
Name: Alfred Griffin
Title: President

[Signature Page to Amendment No. 6 – Credit Agreement]

HOMESTREET BANK, as Lender
By: /s/ D.B. Westbrook
Name: D.B. Westbrook
Title: Senior Vice President

[Signature Page to Amendment No. 6 – Credit Agreement]